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                                                               EXHIBIT 10(m)(2)


                                  AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The Administrative Services Agreement ("Agreement") as entered into on May 29, 1998 between Transamerica Life Insurance and Annuity Company, ("Transamerica"), a North Carolina corporation, and Legacy Marketing Group, ("LMG"), a California corporation, is hereby amended, effective May 29, 1998, as follows:

ADD TO 3. HOLD HARMLESS AND INDEMNIFICATION:

        3.1

                (f) In addition to the foregoing, LMG shall indemnify and hold harmless Transamerica from and against any tax, interest or penalties imposed by the IRS or any state or local taxing authority on Transamerica, as well as any liability Transamerica may incur to Policyholders caused by or relating to LMG's failure to properly apply the rules under IRC Section 72, or its failure to: (i) deposit the correct amount of income tax withholding on time; (ii) issue timely information returns; (iii) correctly process tax related transactions related to non-resident aliens; and (iv) correctly process tax related transactions related to death claims.

ADD TO 7. GENERAL PROVISIONS:

        7.17 Section 9.2 shall also be deemed to survive the termination of this Agreement.


The parties agree as above.


LEGACY MARKETING GROUP


By /s/ R. PRESTON PITTS
  ------------------------------------

Title President
     ---------------------------------

Date  6/9/98
    ----------------------------------


TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY


By /s/ WILLIAM N. SCOTT
  ------------------------------------

Title Vice President
     ---------------------------------

Date  June 3, 1998
    ----------------------------------